                                                              EXHIBIT 99.B1(a)

                           MASTER INVESTMENT PORTFOLIO

             Amended and Restated Agreement and Declaration of Trust

                  THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, made this 3rd day of January, 1994, by the Trustees hereunder (hereinafter with any additional and successor trustees referred to as the "Trustees") and by the holders of Interests to be issued hereunder as hereinafter provided.

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware business trust in accordance with the provisions hereinafter set forth.

                  NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Interests, whether or not certificated, in this Trust as hereinafter set forth.

                                    ARTICLE I

                              Name and Definitions

                  Section 1. Name. This Trust shall be known as Master
                  ---------  ----
Investment Portfolio.

                  Section 2. Definitions. Whenever used herein, unless otherwise
                  ---------  -----------
required by the context or specifically provided:

                  (a) The term "Commission" shall have the meaning provided in the 1940 Act;

                  (a) The "Trust" refers to the Delaware business trust established by this Agreement and Declaration of Trust, as amended from time to time;

                  (b) The term "Interestholder" shall mean a record owner of Interests of the Trust;

                  (c) The term "Interests" shall mean the equal proportionate non-transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Interests is authorized by the Trustees, the equal proportionate non-transferable units into which each series or class of Interests shall be divided from time to time, and includes a fraction of an Interest as well as a whole Interest;

                  (d) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended form time to time;

                  (e) The term "Manager" is defined in Article IV, Section 5;

                  (f) The term "Person" shall mean an individual or any corporation, partnership, joint venture, trust or other enterprise;

                  (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

                  (h) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

                  (i) The term "series" or "series of Interests" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Interests of the Trust representing the beneficial interest of Interestholders in such respective portfolios;

                  (j) The term "class" or "class of Interests" refers to the division of Interests representing any series into two or more classes as provided in Article III, Section 1 hereof;

                  (k) The term "Delaware Act" shall mean the Delaware Business Trust Act, 12 Del.C. ss. 3801, et seq.; and

                  (l) The term "Bankruptcy" shall mean, with respect to any Interestholder, any of the following:

                      (i) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided;

                      (i) making a general assignment for the benefit of creditors;

                      (ii) consenting to the appointment of a receiver for all or a substantial part of such Interestholder's property;

                      (iii) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief;

                      (iv) the entry of a court order appointing a receiver or trustee for all or a substantial part of such Interestholder's property without its consent; or

                      (v) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of such Interestholder's property.

                  (m) The term "Adjusted Basis" shall mean, with respect to any Security, its adjusted basis for federal income tax purposes.

                  (n) The term "Adjusted Gross Asset Value" shall mean, with respect to a Built-in Gain Security, the lesser of (i) the Gross Asset Value of such Security on the day such Security is contributed to the Trust and (ii) the lowest Gross Asset Value of such Security on any day thereafter, and, with respect to a Built-in Loss Security, the higher of (i) the Gross Asset Value of such Security on the day such Security is contributed to the Trust and (ii) the highest Gross Asset Value of such Security on any day thereafter.

                  (o) The term "Appreciated Security" shall mean any Security held by the Trust immediately before but on the same day as a new Interestholder is admitted to the Trust if on such day the Gross Asset Value of such Security exceeds its Adjusted Basis or if such Security is a Built-in Gain Security its Adjusted Gross Asset Value.

                  (p) The term "Book Capital Account" shall mean, with respect to any Interestholder, the Capital Account maintained for such Interestholder on a daily basis in accordance with the following provisions:

                      (ii) To each Interestholder's Book Capital Account there shall be credited (a) the amount of money and the Gross Asset Value of any property contributed by such Interestholder to the Trust, (b) such Interestholder's distributive share of Net Income, (c) such Interestholder's distributive share of Book Sales Gain, and (d) the amount of any Trust liabilities assumed by such Interestholder or which are secured by any property distributed to such Interestholder.

                      (i) To each Interestholder's Book Capital Account there shall be debited (a) the amount of money and the Gross Asset Value of any property distributed to such Interestholder pursuant to any provision of this Agreement, (b) such Interestholder's distributive share of Net Loss, (c) such Interestholder's distributive share of Book Sales Loss, and (d) and the amount of any liabilities of such Interestholder assumed by the Trust or which are secured by any property contributed by such Interestholder to the Trust.

                  Any decisions relating to the maintenance of Book Capital Accounts shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of this Agreement. In the event the Trustees shall determine that it is prudent to modify the manner in which the Book Capital Accounts, or any debits or credits thereto, are computed in order to reflect the purpose and intention of this Agreement, the Trustee may make such modification.

                  (q) The terms "Book Sales Gain" or "Book Sales Loss" shall mean, for any day, the difference, positive or negative, as the case may be, between (x) the aggregate gross asset value of all Securities held by the Trust at any time during such day other than Securities acquired by the Trust on such day and (y) the aggregate gross asset value of all such Securities as determined for the preceding day.

                  (r) The term "Built-in Gain Security" shall mean any Security contributed by an Interestholder to the Trust if on the day such Security is contributed to the Trust, its Gross Asset Value exceeds its Adjusted Basis.

                  (s) The term "Built-in Loss Security" shall mean any Security contributed by an Interestholder to the Trust if on the day such Security is contributed to the Trust, its Gross Asset Value is less than its Adjusted Basis.

                  (t) The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  (u) The term "Depreciated Security" shall mean any Security held by the Trust immediately before but on the same day as a new Interestholder is admitted to the Trust if on such day such Security's Gross Asset Value is less than its Adjusted Basis or if such Security is a Built-in Loss Security its Adjusted Gross Asset Value.

                  (v) The term "Gross Asset Value" shall mean, with respect to any Security, the value of such Security determined as follows:

                  Securities are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the average of the most recent bid and asked prices. Bid price is used when no asked price is available. Market quotations for foreign securities in foreign currencies are translated into U.S. dollars at the prevailing rates of exchange. Any securities or other assets for which recent market quotations are not readily available are valued at fair market as determined in good faith by the Trustees. Securities sold are valued for the day of sale at their net sales price.

                  (w) The term "Modified Gross Asset Value" shall mean, with respect to an Appreciated Security, the lesser of (i) the Gross Asset Value of such Security on the day such Security became an Appreciated Security and (ii) the lowest Gross Asset Value of such Security on any day thereafter, and, with respect to a Depreciated Security, the higher of (i) the Gross Asset Value of such Security on the day such Security became a Depreciated Security and (ii) the highest Gross Asset Value of such Security on any day thereafter.

                  (x) The terms "Net Income" or "Net Loss" shall mean, for any day, the sum, if positive, or if negative, as the case may be, of all items of income, gain, deduction and loss (other than items included in computing Tax Sales Gain, Tax Sales Loss, Remaining Built-in Gain, Remaining Built-in Loss, Remaining Appreciated Gain or Remaining Depreciated Loss) recognized by the Trust on such day for federal income tax purposes and determined in accordance with the provisions of this Agreement.

                  (y) The term "Percentage Interest" shall mean, with respect to any Interestholder, as of any day, the ratio (expressed as a percentage) of such

Interestholder's Book Capital Account as of the close of business on the preceding day to the aggregate Book Capital Accounts of all Interestholders as of the close of business on such preceding day, such Book Capital Accounts to be determined after giving effect to all contributions, distributions, and allocations through such preceding day.

                  (z) The term "Positive Book/Tax Disparity" shall mean, with respect to any Interestholder, the excess (if any) of such Interestholder's Book Capital Account over the sum of such Interestholder's (i) Tax Capital Account,
(ii) Remaining Built-in Gain with respect to each Built-in Gain Security contributed b y such Interestholder to the Trust and (iii) share of Remaining Appreciated Gain.

                  (aa) The term "Positive Tax/Book Disparity" shall mean, with respect to any Interestholder, the excess (if any) of such Interestholder's Tax Capital Account over the sum of such Interestholder's (i) Book Capital Account,
(ii) Remaining Built-in Loss with respect to each Built-in Loss Security contributed by such Interestholder to the Trust and (iii) share of Remaining Depreciated Gain.

                  (bb) The term "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  (cc) The term "Remaining Appreciated Gain" shall mean, with respect to each Appreciated Security, the excess (if any) of such Security's Modified Gross Asset Value over such Security's Adjusted Basis, or if such Security is a Built-in Gain Security its Adjusted Gross Asset Value, on the day such Security became an Appreciated Security.

                  (dd) The term "Remaining Built-in Gain" shall mean, with respect to each Built-in Gain Security, the excess (if any) of such Security's Adjusted Gross Asset Value over such Security's Adjusted Basis on the day such Security is contributed to the Trust.

                  (ee) The term "Remaining Built-in Loss" shall mean, with respect to each Built-in Loss Security, the excess (if any) of such Security's Adjusted Basis on the day such Security is contributed to the Trust over such Security's Adjusted Gross Asset Value.

                  (ff) The term "Remaining Depreciated Loss" shall mean, with respect to each Depreciated Security, the excess (if any) of such Security's Adjusted Basis, or if such Security is a Built-in Loss Security its Adjusted Gross Asset Value, on the day such Security became a Depreciated Security over such Security's Modified Gross Asset Value.

                  (gg) The term "Tax Capital Account" shall mean, with respect to any Interestholder, the Capital Account maintained for such Interestholder on a daily basis in accordance with the following provisions:

                      (iii) To each Interestholder's Tax Capital Account there shall be credited (a) the amount of money and the Adjusted Basis of any property contributed by such Interestholder to the Trust, (b) such Interestholder's distributive share of Net Income, (c) such Interestholder's distributive share of Tax Sales Gain, and (d) the amount of any Trust liabilities assumed by such Interestholder or which are secured by any property distributed to such Interestholder.

                      (i) To each Interestholder's Tax Capital Account there shall be debited (a) the amount of money and the Gross Asset Value of any property distributed to such Interestholder pursuant to any provision of this Agreement, (b) such Interestholder's distributive share of Net Loss, (c) such Interestholder's distributive share of Tax Sales Loss, and (d) the amount of any liabilities of such Interestholder assumed by the Trust or which are secured by any property contributed by such Interestholder to the Trust.

                  Any decisions relating to the maintenance of Tax Capital Accounts shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of this Agreement. In the event the Trustees shall determine that it is prudent to modify the manner in which the Tax Capital Accounts, or any debits or credits thereto, are computed in order to reflect the purpose and intention of this Agreement, the Trustee may make such modification.

                  (hh) The terms "Tax Sales Gain" or "Tax Sales Loss" shall mean, for any day, the sum, if positive, or if negative, as the case may be, of all items of gain or loss recognized by the Trust on such day for federal income tax purposes from the sale or other disposition of Securities (other than items of gain or loss included in Remaining Built-in Gain, Remaining Built-in Loss, Remaining Appreciated Gain or Remaining Depreciated Loss with respect to such Securities).

                                   ARTICLE II

                                Purposes of Trust

                  This Trust is formed for the following purpose or purposes:

                  (a) to conduct, operate and carry on the business of an investment company;

                  (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

                  (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

                  (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in, Interests including Interests in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or other assets of the appropriate series or class of Interests, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware;

                  (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world; and

                  (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a Trust organized under the Delaware Act, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

                  The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.

                                   ARTICLE III

                               Beneficial Interest

                  Section 1. Interests. The Interests of the Trust are
                  ---------  ---------
non-transferable and shall be issued in one or more series as the Trustees may, without Interestholder approval, authorize. Each series shall be separate from all other series in respect of the assets and liabilities allocated to that series and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series at all times shall be divided into Interests, with or without par value as the Trustees may from time to time determine, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Interest of the same series, none having priority or preference over another. The Trustees may, without Interestholder approval, divide Interests of any series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine. The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Trustees may divide or combine the Interests of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class.

                  All consideration received by the Trust for the issue or sale of Interests of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other series and may be referred to herein as "assets of" that series. The assets of a particular series shall belong to that series for all purposes, and to no other series, subject only to the rights of creditors of that series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular series shall be allocated by the Trustees between and among one or more of the series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets of that series. The assets of a particular series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Interests of that series. The assets of each particular series shall be charged with the liabilities of that series and all expenses, costs, charges and reserves attributable to that series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees between or among any one or more of the series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all series for all purposes. Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of any other series. Notice of this limitation on inter-series liabilities may, in the Trustees' sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each series. Every note, bond, contract or other undertaking issued by or on behalf of a particular series shall include a recitation limiting the obligation represented thereby to that series and its assets. No shareholder or former Interestholder of any series shall have a claim on or any right to any assets allocated or belonging to any other series.

                  The establishment and designation of any series or of any class of Interests of any series shall be effective (i) upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation of the relative rights and preferences of the Interests of such series or class, (ii) upon the execution of an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the Trustees, or
(iii) as otherwise provided in either such instrument. At any time that there are no Interests outstanding of any particular series or class previously established and designated, the Trustees may by an instrument executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) abolished that series or class and the establishment and designation thereof. Each instrument establishing and designating any series or class shall have the status of an amendment to this Declaration of Trust.

                  Section 2. Non-Transferability. An Interestholder may not
                  ---------  -------------------
transfer, sell or exchange Interests of the Trust, except to the Trust. Notwithstanding the foregoing, an Interestholder may assign its right to receive dividends, distributions or other allocations of income or property from the Trust, but such assignment will not result in a change of ownership of the Interestholder's Interests of the Trust.

                  Section 3. Ownership of Interests. The ownership of Interests
                  ---------  ----------------------
will be recorded in the books of the Trust or a transfer agent. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Interests of each series and class and as to the number of Interests of each series and class held from time to time by each. No certificates certifying the ownership of Interests need be issued except as the Trustees may otherwise determine from time to time.

                  Section 4. Issuance of Interests. The Trustees are authorized,
                  ---------  ---------------------
from time to time, to issue or authorize the issuance of Interests at not less than the par value thereof, if any, and to fix the price or the minimum price or the consideration (in cash and/or such other property, real or personal, tangible or intangible, as from time to time they may determine) or minimum consideration for such Interests, all without action or approval of the Interestholders. Interests so issued shall be validly issued, fully paid and nonassessable. Anything herein to the contrary notwithstanding, the Trustees may issue Interests pro rata to the Interestholders of a series at any time for no consideration as a stock dividend, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Interests of that series, and any stock dividend to the Interestholders of a particular class of Interests shall be made to such Interestholders pro rata in proportion to the number of Interests of such class held by each of them.

                  Interests may be issued in fractional denominations to the same extent as whole Interests, and Interests in fractional denominations shall be Interests having proportionately to the respective fractions represented thereby all the rights of whole Interests, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Trust or of a particular series of Interests.

                  The Trustees may classify or re-classify any unissued Interests or Interests previously issued and reacquired of any series or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Trustees may hold as treasury Interests, re-issue for such consideration and on such terms as they may determine, or cancel, in their discretion from time to time, any Interests of any series or class thereof reacquired by the Trust.

                  Section 5. No Preemptive or Appraisal Rights; Derivative
                  ---------  ---------------------------------------------
Suits. Interestholders shall have no preemptive or appraisal or other right to
-----
subscribe for any additional Interests or other securities issued by the Trust. Interestholders shall have no right to demand payment for their Interests or any other rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise. No action may be brought by a Interestholder on behalf of the Trust or a series unless Interestholders owning not less than 10 percent of the then outstanding Interests or series join in the bringing of such action.

                  Section 6. Status of Interests and Limitation of Personal
                  ---------  ----------------------------------------------
Liability. Interests shall be deemed to be personal property giving only the
---------
rights provided in this instrument. Every Interestholder by virtue of having become a Interestholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of an Interestholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Interestholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Interests shall not entitle the Interestholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Interests constitute the Interestholders partners. Interestholders of a series of the Trust shall be jointly and severally liable (with rights of contribution inter se in proportion to their respective interests in that series) for the liabilities and obligations of such series in the event the Trust fails to satisfy such liabilities and obligations. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Interestholder or Trustee personally or, subject to the preceding sentence, to call upon any Interestholder for the payment of any sum of money or assessment whatsoever other than such as the Interestholder at any time personally may agree to pay by way of subscription for any Interests or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of a particular series shall include a recitation limiting the obligation represented thereby to that series and its assets.

                                   ARTICLE IV

                                    Trustees

                  Section 1. Election. A Trustee may be elected either by the
                  ---------  --------
Trustees or the Interestholders. The Trustees named herein shall serve until the first meeting of the Interestholders or until the election and qualification of their successors. Prior to the first meeting of Interestholders the initial Trustees hereunder may elect additional Trustees to serve until such meeting and until their successors are elected and qualified. The Trustees also at any time may elect Trustees to fill vacancies in the number of Trustees. The number of Trustees shall be fixed from time to time by the Trustees and, at or after the commencement of the business of the Trust, shall be not less than three. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee during the lifetime of this Trust, until such Trustee dies, resigns, retires, or is removed, or, if sooner, until the next meeting of Interestholders called for the purpose of electing Trustees and the election and qualification of his successor. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and, pursuant to this Section, may appoint Trustees to fill vacancies.

                  Section 2. Powers. The Trustees shall have all powers
                  ---------  ------
necessary or desirable to carry out the purposes of the Trust, including, without limitation, the powers referred to in Article II hereof. Without limiting the generality of the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Interestholders and such By-Laws are deemed to be incorporated and included in this Declaration of Trust; they may fill vacancies in their number, including vacancies resulting from increases in their own number, and may elect and remove such officers and employ, appoint and terminate such employees or agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent and an Interestholder servicing agent, or both, provide for the distribution of Interests through a principal placement agent or otherwise, set record dates, and in general delegate such authority as they consider desirable (including, without limitation, the authority to purchase and sell securities and to invest funds, to determine the net income of the Trust for any period, the value of the total assets of the Trust and the net asset value of each Interest, and to execute such deeds, agreements or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees from time to time may deem expedient) to any officer of the Trust, committee of the Trustees, any such employee, agent, custodian or underwriter or to any Manager.

                  Without limiting the generality of the foregoing, the Trustees shall have full power and authority:

                  (a) To invest and reinvest cash and to hold cash uninvested;

                  (b) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (c) To hold any security or property in a form not indicating any trust whether in bearer, unregistered or other negotiable form or in the name of the Trust or custodian, subcustodian or other depository or a nominee or nominees or otherwise;

                  (d) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

                  (e) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                  (f) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

                  (g) Subject to the provisions of Article III, Section 1, to allocate assets, liabilities, income and expenses of the Trust to a particular series of Interests or to apportion the same among two or more series, provided that any liabilities or expenses incurred by a particular series of Interests shall be payable solely out of the assets and by the Interestholders of that series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Interests, to allocate assets, liabilities, income and expenses of a series to a particular class of Interests of that series or to apportion the same among two or more classes of Interests of that series;

                  (h) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                  (i) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Interestholders, Trustees, officers, employees, agents, investment advisers or Managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Interestholder, Trustee, officer, employee, agent, investment adviser or Manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

                  (j) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

                  (k) To establish a registered office and have a registered agent in the State of Delaware;

                  (l) To establish separate and distinct series with separately defined investment objectives and policies and separately defined investment purposes in accordance with the provisions of Article III hereof and to establish classes of such series having relative rights, powers and duties as they may provide consistent with applicable law;

                  (m) Subject to Article X, Section 9 hereof, to reorganize the Trust; and

                  (n) Subject to Article X, Section 10 hereof, to sell all or substantially all of the assets of the Trust or any series.

                  Further, without limiting the generality of the foregoing, the Trustees shall have full power and authority to incur and pay out of the principal or income of the Trust such expenses and liabilities as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust; provided, however, that all expenses and liabilities incurred by or arising in
--------  -------
connection with a particular series of Interests, as determined by the Trustees, shall be payable solely out of the assets and by the Interestholders of that series.

                  Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority granted by the Trustees, as to the amount of the assets, debts, obligations or liabilities of the Trust, its Interestholders or a particular series or class of Interests; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the Trust or a particular series; the market value of any investment or fair value of any other asset of the Trust or a particular series; the number of Interests outstanding; the estimated expense to the Trust or a particular series in connection with purchases of its Interests; the ability to liquidate investments in an orderly fashion; and the extent to which it is practicable to deliver a cross-section of the portfolio of the Trust or a particular series in payment for any such Interests, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or Interests of the Trust or a particular series, shall be final and conclusive, and shall be binding upon the Trust or such series and its Interestholders, past, present and future, and Interests are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                  Section 3. Meetings. At any meeting of the Trustees, a
                  ---------  --------
majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                  When a quorum is present at any meeting, a majority of the Trustees present may take any action, except when a larger vote is required by this Declaration of Trust, the By-Laws or the 1940 Act.

                  Any action required or permitted to be taken at any meeting of the Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees or members of any such committee then in office, as the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or any such committee.

                  The Trustees or any committee designed by the Trustees may participate in a meeting of the Trustees or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Notwithstanding anything to the contrary stated in this
Section 3, unless otherwise permitted under the 1940 Act, meetings of the Trustees to approve advisory agreements or distribution arrangements shall be held in person.

                  Section 4. Ownership of Assets of the Trust. Title to all of
                  ---------  --------------------------------
the assets of each series of Interests of the Trust at all times shall be vested in the Trust as a separate legal entity under the Delaware Act.

                  Section 5. Investment Advice and Management Services. The
                  ---------  -----------------------------------------
Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees from time to time may enter into a written contract or contracts with any person or persons (herein called the "Manager"), including any firm, corporation, trust or association in which any Trustee or Interestholder may be interested, to act as investment advisers and/or managers of the Trust and to provide such investment advice and/or management as the Trustees from time to time may consider necessary for the proper management of the assets of the Trust, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. Any such contract shall be subject to the requirement of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract, or any amendment thereto or renewal thereof.

                  Any Trustee or any organization with which any Trustee may be associated also may act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

                  The Manager, or any affiliate thereof, also may be a distributor for the sale of Interests by separate contract or may be a person controlled by or affiliated with any Trustee or any distributor or a person in which any Trustee or any distributor is interested financially, subject only to applicable provisions of law. Nothing herein contained shall operate to prevent any Manager, who also acts as such a distributor, from also receiving compensation for services rendered as such distributor.

                  Section 6. Removal and Resignation of Trustees. The Trustees
                  ---------  -----------------------------------
or the Interestholders (by vote of 66-2/3% of the outstanding Interests entitled to vote thereon) may remove at any time any Trustee with or without cause, and any Trustee may resign at any time as Trustee, without penalty by written notice to the Trust; provided that sixty days' advance written notice shall be given in the event that there are only three or fewer Trustees at the time a notice of resignation is submitted.

                  Section 7. Additional Provisions. The By-Laws may include
                  ---------  ---------------------
further provisions for Trustees' votes and meetings and related matters not inconsistent with the provisions hereof.

                                    ARTICLE V

                   Interestholders' Voting Powers and Meetings

                  Section 1. Voting Powers. The Interestholders shall have power
                  ---------  -------------
to vote only (i) for the election of Trustees as provided in Article IV, Section 1, of this Declaration of Trust; provided, however, that no meeting of
                                 --------  -------
Interestholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Interestholders, (ii) for the removal of Trustees as provided in
Article IV, Section 6, (iii) with respect to any Manager as provided in Article IV, Section 5, (iv) with respect to any amendment of this Declaration of Trust as provided in Article X, Section 8, (v) with respect to the termination of the Trust or a series of Interests as provided in Article X, Section 4, and (vi) with respect to such additional matters relating to the Trust as may be required by law, by this

Declaration of Trust, or the By-Laws of the Trust or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable. Each whole Interest shall be entitled to one vote as to any matter on which it is entitled to vote (except that in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected), and each fractional Interest shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Interestholders, all Interests of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to series or classes of Interests, except (i) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes differently Interests shall be voted by individual series or class and (ii) when the Trustees have determined that the matter affects only the interests of one or more series or classes then only Interestholders of such series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy. A proxy with respect to Interests held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Interestholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Whenever no Interests of any series or class are issued and outstanding, the Trustees may exercise with respect to such series or class all rights of Interestholders and may take any action required by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Interestholders.

                  Section 2. Meetings. No annual or regular meeting of
                  ---------  --------
Interestholders is required. Meetings of the Interestholders may be called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees upon the written request of Interestholders owning at least 10% of the outstanding Interests entitled to vote. Interestholders shall be entitled to at least ten days' prior notice of any meeting.

                  Section 3. Quorum and Required Vote. Thirty percent (30%) of
                  ---------  ------------------------
the outstanding Interests shall be a quorum for the transaction of business at an Interestholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then thirty percent (30%) of the aggregate number of Interests of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Interests voted shall decide any question, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Interests of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

                  Section 4. Action by Written Consent. Any action required or
                  ---------  -------------------------
permitted to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by a majority of Interestholders entitled to vote on the subject matter thereof (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) and such consent is filed with the records of the Trust.

                  Section 5. Additional Provisions. The By-Laws may include
                  ---------  ---------------------
further provisions for Interestholders' votes and meetings and related matters.

                                   ARTICLE VI

                                   Allocations

                  Section 1. Net Income and Net Loss. For each day, Net Income
                  ---------  -----------------------
or Net Loss of the Trust, if any, will be allocated among the Interestholders, and credited or charged, as the case may be, to their Book Capital Accounts and Tax Capital Accounts, in accordance with their Percentage Interests on such day.

                  Section 2. Book Sales Gain and Book Sales Loss. For each day,
                  ---------  -----------------------------------
Book Sales Gain or Book Sales Loss of the Trust, if any, will be allocated among the Interestholders, and credited or charged, as the case may be, to their Book Capital Accounts, in accordance with their Percentage Interests on such day.

                  Section 3. Tax Sales Gain and Tax Sales Loss. For each day,
                  ---------  ---------------------------------
Tax Sales Gain or Tax Sales Loss of the Trust, if any, will be allocated among the Interestholders, and credited or charged, as the case may be, to their Tax Capital Accounts, as follows:

                  (a) Tax Sales Gain will be allocated, first, to those Interestholders with Positive Book/Tax Disparities in proportion to and to the extent thereof, second, to the Interestholders in such manner so as to eliminate as quickly as possible any difference between the ratio (expressed as a percentage) of each Interestholder's Positive Tax/Book Disparity to the aggregate Positive Tax/Book Disparities of all Interestholders and such Interestholder's Percentage Interest, and, thereafter, to all Interestholders in accordance with their Percentage Interests.

                  (a) Tax Sales Loss will be allocated, first, to those Interestholders with Positive Tax/Book Disparities in proportion to and to the extent thereof, second, to the Interestholders in such manner so as to eliminate as quickly as possible any difference between the ratio (expressed as a percentage) of each Interestholder's Positive Book/Tax Disparity to the aggregate Positive Book/Tax Disparities of all Interestholders and such Interestholder's Percentage Interest, and, thereafter, to all Interestholders in accordance with their Percentage Interests.

                  Section 4. Remaining Built-in Gain and Remaining Built-in
                  ---------  ----------------------------------------------
Loss. Whenever the Trust recognizes gain or loss for federal income tax purposes
----
from the sale
or other disposition of a Security, any Remaining Built-in Gain or Remaining Built-in Loss with respect to such Security shall be allocated to the Interestholder who contributed such Security to the Trust.

                  Section 5. Remaining Associated Gain and Remaining Appreciated
                  ---------  ---------------------------------------------------
Loss.
----
                  (a) For purposes of computing an Interestholder's Positive Book/Tax Disparity or Positive Tax/Book Disparity, such Interestholder's share of Remaining Appreciated Gain or Remaining Appreciated Loss with respect to an Appreciated Security or a Depreciated Security shall be determined by such Interestholder's Percentage Interest on the day such Security became an Appreciated Security or a Depreciated Security.

                  (b) Whenever the Trust recognizes gain or loss for federal income tax purposes from the sale or other disposition of a Security, any Remaining Appreciated Gain or Remaining Depreciated Loss with respect to such Security shall be allocated to the Interestholders in accordance with their Percentage Interests on the day such Security became an Appreciated Security or a Depreciated Security.

                  Section 6. Distribution In-kind. Whenever the Trust makes an
                  ---------  --------------------
in-kind distribution of a Security to an Interestholder, such Security shall be treated for all purposes of this Agreement as sold for an amount equal to the Gross Asset Value of such Security on the day of distribution.

                  Section 7. Code Section 754 Adjustment. Whenever an adjustment
                  ---------  ---------------------------
to the Adjusted Basis of any Trust Security pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(iv)(m) to be taken into account in determining capital accounts as the result of a distribution to an Interestholder in complete liquidation of its interest in the Trust, appropriate adjustments shall be Tax Capital Accounts (and related items) of Interestholders to reflect such adjustment.

                  Any elections or other decisions relating to allocations under this Section 4 shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations of Tax Sales Gain, Tax Sales Loss, Remaining Built-in Gain, Remaining Built-in Loss, Remaining Appreciated Gain and Remaining Depreciated Loss are solely for purposes of federal, state and local taxes and shall not affect, or any way to be taken into account, in computing any Interestholder's Book Capital Account or share of Book Sales Gain and Book Sales Loss, other related items, or distributions pursuant to any provisions of this Agreement.

                                   ARTICLE VII

                          Distributions and Redemptions

                  Section 1. Distributions. The Trustees shall distribute
                  ---------  -------------
periodically to the Interestholders of each series of Interests an amount approximately equal to the net income of that series, determined by the Trustees or as they may authorize and as herein provided. Distributions of income may be made in one or more payments, which shall be in Interests, cash or otherwise, and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees also may cause to be distributed to the Interestholders of any one or more series as of a record date or dates determined by the Trustees, in Interests, cash or otherwise, all or part of any gains realized on the sale or disposition of the assets of the series or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Interests of the series held by the several Interestholders on the record date for such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Interests of that series, and any distribution to the Interestholders of a particular class of Interests shall be made to such Interestholders pro rata in proportion to the number of Interests of such class held by each of them. No distribution need be made on Interests purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine.

                  Section 2. Determination of Net Income. In determining the net
                  ---------  ---------------------------
income of each series or class of Interests for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period. The net income of each series or class for any period may be adjusted for amounts included on Account of net income in the net asset value of Interests issued or redeemed or repurchased during that period. In determining the net income of a series or class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required by the said decree.

                  Section 3. Redemptions. Any Interestholder shall be entitled
                  ---------  -----------
to require the Trust to redeem and the Trust shall be obligated to redeem at the option of such Interestholder all or any part of the Interests owned by said Interestholder, at the redemption price pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

                  (a) Certificates for Interests, if issued, shall be presented for redemption in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose, and these shall be presented with a written request that the Trust redeem all or any part of the Interests represented thereby.

                  (b) The redemption price per Interest shall be the net asset value per Interest when next determined by the Trust at such time or times as the Trustees shall designate, following the time of presentation of certificates for Interests, if issued, and an appropriate request for redemption, or such other time as the Trustees may designate in accordance with any provision of the 1940 Act, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Trustees, less any applicable charge or fee imposed from time to time as determined by the Trustees.

                  (c) Net asset value of each Interests (for the purpose of issuance of Interests as well as redemptions thereof) shall be determined by dividing:

                      (i) the total value of the assets of such series or class determined as provided in paragraph (d) below less, to the extent determined by or pursuant to the direction of the Trustees in accordance with generally accepted accounting principles, all debts, obligations and liabilities of such series or class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, or otherwise, and the price of Interests redeemed but not paid for) but excluding the Trust's liability upon its Interests and its surplus, by

                      (ii) the total number of Interests of such series or class outstanding.

                 The Trustees are empowered, in their absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by them to be necessary to enable the Trust to comply with applicable law, or are deemed by them to be desirable, provided they are not inconsistent with any provision of the 1940 Act.

                  (d) In determining for the purposes of this Declaration of Trust the total value of the assets of each series or class of Interests at any time, investments and any other assets of such series or class shall be valued in such manner as may be determined from time to time by or pursuant to the order of the Trustees.

                  (e) Payment of the redemption price by the Trust may be made either in cash or in securities or other assets at the time owned by the Trust or partly in cash and partly in securities or other assets at the time owned by the Trust. The value of any part of such payment to be made in securities or other assets of the Trust shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the Interests are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made and, except as postponement of the date of payment may be permissible under the 1940 Act.

                  Pursuant to resolution of the Trustees, the Trust may deduct from the payment made for any Interests redeemed a liquidating charge not in excess of an amount determined by the Trustees from time to time.

                  (f) The right of any holder of Interests redeemed by the Trust as provided in this Article VII to receive dividends or distributions thereon and all other rights of such Interestholder with respect to such Interests shall terminate at the time as of which the redemption price of such Interests is determined, except the right of such Interestholder to receive (i) the redemption price of such Interests from the Trust in accordance with the provisions hereof, and (ii) any dividend or distribution to which such Interestholder previously had become entitled as the record holder of such Interests on the record date for such dividend or distribution.

                  (g) Redemption of Interests by the Trust is conditional upon the Trust having funds or other assets legally available therefor.

                  (h) The Trust, either directly or through an agent, may repurchase its Interests, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Trustees shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per Interest as determined by or pursuant to the order of the Trustees at such time or times as the Trustees shall designate, less any applicable charge, if and as fixed by the Trustees from time to time, and to take all other steps deemed necessary or advisable in connection therewith.

                  (i) Interests purchased or redeemed by the Trust shall be cancelled or held by the Trust for reissue, as the Trustees from time to time may determine.

                  (j) The obligations set forth in this Article VII may be suspended or postponed, (1) for any period (i) during which the New York Stock Exchange is closed other than for customary weekend and holiday closings, or
(ii) during which trading on the New York Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which (i) the disposal by the Trust of investments owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (3) for such other periods as the Commission or any successor governmental authority by order may permit.

                  (k) Interestholders of a series of the Trust shall not be liable for obligations of such series arising from conduct on a date or dates after the date on which they have redeemed their shares of that series of the Trust.

                  Notwithstanding any other provision of this Section 3 of
Article VII, if certificates representing such Interests have been issued, the redemption or repurchase price need not be paid by the Trust until such certificates are presented in proper form for i transfer to the Trust or the agent of the Trust appointed for such purpose; however, the redemption or repurchase shall be effective, in accordance with the resolution of the Trustees, regardless of whether or not such presentation has been made.

                  Section 4. Redemptions at the Option of the Trust. The Trust
                  ---------  --------------------------------------
shall have the right at its option and at any time to redeem Interests of any Interestholder at the net asset value thereof as determined in accordance with
Section 3 of Article VII of this Declaration of Trusts (i) if at such time such Interestholder owns fewer Interests than, or Interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Interestholder owns Interests of a particular series or class of Interests equal to or in excess of a percentage of the outstanding Interests of that series or class determined from time to time by the Trustees; or (iii) to the extent that such Interestholder owns Interests of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Interests of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

                  Section 5. Dividends, Distributions. Redemptions and
                  ---------  ------------------------
Repurchases. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Interests of any series shall be effected by the Trust other than from the assets of such series

                                  ARTICLE VIII

                         Compensation and Limitation of
                              Liability of Trustees

                  Section 1. Compensation. The Trustees shall be entitled to
                  ---------  ------------
reasonable compensation from the Trust and may fix the amount of their compensation.

                  Section 2. Limitation of Liability. A Trustee, when acting in
                  ---------  -----------------------
such capacity, shall not be personally liable to any person other than the Trust or an Interestholder for any act, omission or obligation of the Trust or any Trustee. The Trustees shall not be responsible or liable to the Trust or an Interestholder in any event for any neglect or wrongdoing of any officer, agent, employee or Manager of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to the Trust or an Interestholder to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                 Every note, bond, contract, instrument, certificate, share, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust, shall be deemed conclusively to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                   ARTICLE IX

                                 Indemnification

                  Section 1. Indemnification of Trustees, Officers. Employees
                  ---------  -------------------------------------
and Agents. Each person who is or was a Trustee, officer, employee or agent of the Trust or who serves or has served at the Trust's request as a director, officer or trustee of another person in which the Trust has or had any interest as a shareholder, creditor or otherwise shall be entitled to indemnification out of the assets of the Trust to the extent provided in, and subject to the provisions of, the By-Lows, provided that no indemnification shall be granted by the Trust in contravention of the 1940 Act.

                  Section 2. Merged Persons. For the purposes of this Article
                  ---------  --------------
VIII references to "the Trust" include any constituent person (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents as well as the resulting or surviving person; so that any person who is or was a director, trustee, officer, employee or agent of such a constituent person or is or was serving at the request of such a constituent person as a trustee, director, officer, employee or agent of another person shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving person as he would have with respect to such a constituent person if its separate existence had continued.

                  Section 3. Interestholders. In case any Interestholder or
                  ---------  ---------------
former Interestholder shall be held to be personally liable solely by reason of his being or having been an Interestholder and not because of his acts or omissions or for some other reason, the Interestholder or former Interestholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the particular series of Interests of which he is or was an Interestholder to be held harmless from and indemnified against all losses and expenses arising from such liability. Upon request, the Trust shall cause its counsel to assume the defense of any claim which, if successful, would result in an obligation of the Trust to indemnify the Interestholder as aforesaid.

                                    ARTICLE X

                            Other General Provisions

                  Section 1. Trustee's Good Faith Action, Expert Advice, No
                  ---------  ----------------------------------------------
Bond or Surety. The exercise by the Trustees of their powers and discretion
--------------
hereunder under the circumstances then prevailing, shall be binding upon everyone interested. Subject to Article VIII, Section 2 hereof, a Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 2 of Article VIII shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                  Section 2. Liability of Third Persons Dealing with Trustees.
                  ---------  ------------------------------------------------
No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

                  Section 3. Trustees, Officers, etc. Not Personally Liable:
                  ---------  ----------------------------------------------
Notice. All persons extending credit to, contracting with or having any claim
------
against the Trust or a particular series of Interests shall look only to the assets of the Trust or the assets and the Interestholders of that particular series of Interests for payment under such credit, contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract or other undertaking issued by or on behalf of a particular series shall include a recitation limiting the obligation represented thereby to that series and its assets.

                  Section 4. Termination of Trust. Unless terminated as provided
                  ---------  --------------------
herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Interestholders holding at least a majority of the Interests of each series entitled to vote or by the Trustees by written notice to the Interestholders. Any series of Interests may be terminated at any time by vote of Interestholders holding at least a majority of the Interests of such series entitled to vote or by the Trustees by written notice to the Interestholders of such series.

                 Upon termination of the Trust or of any one or more series of Interests, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall reduce, in accordance with such procedures as the Trustees consider appropriate, the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Interestholders of the series involved, ratably according to the number of Interests of such series held by the several

Interestholders of such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Interests of that series, provided that any distribution to the Interestholders of a particular class of Interests shall be made to such Interestholders pro rata in proportion to the number of Interests of such class held by each of them.

                  Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with Section 3810 of the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

                  Section 5. Termination Upon Bankruptcy of a Interestholder.
                  ---------  -----------------------------------------------
Upon the bankruptcy of any Interestholder of a series of the Trust, such series of the Trust shall be terminated effective 120 days after the event. However, the Interestholders of that series of the Trust (other than such bankrupt Interestholder) may, by a unanimous affirmative vote at any meeting of such Interestholders or by an instrument in writing without a meeting executed by a majority of the Trustees and consented to by all such Interestholders, agree to continue the business of such series of the Trust even if there has been such an event.

                  Section 6. Filing of Copies References, Headings. The initial
                  ---------  -------------------------------------
Trustees shall file a certificate of Trust of the Trust with the Secretary of State of the State of Delaware in accordance with Section 3810 of the Delaware Act. The original or a copy of this instrument and of each amendment hereto and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Interestholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental Declarations of Trust have been made and as to matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment or supplemental Declaration of Trust. In this instrument or in any such amendment or supplemental Declaration of Trust, references to this instrument, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendment or supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                  Section 7. Applicable Law. This Declaration of Trust shall be
                  ---------  --------------
governed by and construed in accordance with the laws of the State of Delaware. The trust created hereby shall be a business trust created under, And subject to the provisions of, the Delaware Act and may exercise all powers which are ordinarily exercised by such a trust under the Delaware Act; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust.

                  Section 8. Amendments. Except as specifically provided
                  ---------  ----------
herein, the Trustees may, without Interestholder vote, amend or to otherwise supplement this Declaration of Trust by an instrument in writing signed by a majority of the Trustees; provided, however, the Interestholders shall have the right to vote (a) on any amendment which would affect their right to vote granted in Section 1 of Article V hereof, (b) on any amendment to this Section, (c) on any amendment as may be required by the 1940 Act and (d) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to the Interestholders which, as the Trustees determine, shall affect the Interestholders of one or more series shall be authorized by vote of the Interestholders of each series affected and no vote of Interestholders of a series not affected shall be required.

                  Section 9. Reorganization. Notwithstanding anything else
                  ---------  --------------
herein, the Trustees, in order to change the form of organization of the Trust, may, without Interestholder approval, (a) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, associations or corporations so long as the surviving or resulting entity is an investment company under the 1940 Act, or is a series thereof, or (b) cause the Trust or R any series thereof to incorporate under the laws of the State of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

                  Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything else herein, an agreement of merger or consolidation approved by the Trustees in accordance with this Section may effect any amendment to this Declaration of Trust or effect the adoption of a new declaration of trust of the Trust if it is the surviving or resulting trust in the merger or consolidation.

                  Section 10. Sale of Assets. Notwithstanding anything else
                  ----------  --------------
herein, the Trustees may, without Interestholder approval, sell and convey all or substantially all of the assets of the Trust or any series to one or more trusts, partnerships, associations or corporations so long as the transferee is an investment company under the 1940 Act, or is a series thereof. Any sale shall be for such consideration as the Trustees, in their absolute discretion, deem adequate and may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any series and may include shares of beneficial interest, stock or other ownership interest of the transferee or of a series thereof.

                  IN WITNESS WHEREOF, each of the undersigned Trustees has hereunto his /her hand for himself/herself and his/her assigns as of the day and year first above written.

                                          /s/ Jack S. Euphrat
                                          -------------------
                                          Jack S. Euphrat

                                          /s/ R. Greg Feltus
                                          ------------------
                                          R. Greg Feltus

                                          /s/ Thomas S. Goho
                                          ------------------
                                          Thomas S. Goho

                                          /s/ Zoe Ann Hines
                                          -----------------
                                          Zoe Ann Hines

                                          /s/ W. Rodney Hughes
                                          --------------------
                                          W. Rodney Hughes

                                          /s/ Robert M. Joses
                                          -------------------
                                          Robert M. Joses

                                          /s/ J. Tucker Morse
                                          -------------------
                                          J. Tucker Morse